Exhibit (k)(3)

FIRST AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 13th day of December, 2021, to the Fund Sub-Administration Servicing Agreement, dated as of November 1, 2021 (the “Agreement”), is entered into by and among BROOKFIELD PUBLIC SECURITIES GROUP LLC, a Delaware limited liability company (the “Company”), OAKTREE DIVERSIFIED INCOME FUND INC., a Maryland corporation (the “Fund”) (solely with respect to Sections 3, 10, 11, 18 and 19 of the Agreement), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule set forth in Exhibit A to the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect. This Amendment may be executed on two counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Michael D. Barolsky
Name: Michael D. Barolsky
Title: Senior Vice President

BROOKFIELD PUBLIC SECURITIES GROUP LLC

By:	/s/ Brian F. Hurley
Name: Brian F. Hurley
Title: General Counsel

OAKTREE DIVERSIFIED INCOME FUND INC. (solely with respect to Sections 3, 10, 11, 18 and 19 of the Agreement)

By:	/s/ Brian F. Hurley
Name: Brian F. Hurley
Title: President

Amended Exhibit A

to the

Fund Sub-Administration Servicing Agreement

Brookfield Public Securities Group LLC

FUND ACCOUNTING, SUB-ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CCO SUPPORT SERVICES FEE SCHEDULE

Annual Fee Based Upon Average Net Assets for the Brookfield Open End, Closed End Fund Complex*:

4.0 basis points on the first $2 billion

3.5 basis points on the next $2 billion

3.0 basis points on the next $2.5 billion

2.0 basis points on the balance

Minimum Annual Complex Fee for 8 funds: $534,000

•	Subject to change with changes in the total number of funds as mutually agreed upon in writing by the Advisor and USBFS

•	Additional fee of $12,000 for each Controlled Foreign Corporation (CFC)/Blocker/SPV or Parallel Fund with holdings

Services Included in Annual Fee Per Fund

▪	Daily Performance Reporting

▪	Advisor Information Source Web Portal

Chief Compliance Officer Support Fee

▪	$3,000 per year/ per service line (at the Brookfield Fund Complex Level)

Data Services

Pricing Services

▪	$0.08 – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

▪	$0.50 – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$0.80 – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$0.90 – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪	$1.00 – Bank Loans

▪	$1.50 – Swaptions

▪	$1.50 – Intraday money market funds pricing, up to 3 times per day

▪	$3.00 – Credit Default Swaps

▪	$500 per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action and Factor Services (security paydown)

▪	$2.00 per Foreign Equity Security per Month

▪	$1.00 per Domestic Equity Security per Month

▪	$2.00 per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

▪	$1 per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Additional Legal Administration Services

▪	Subsequent new fund launch – $15,000 per project

▪	Subsequent new share class launch – $10,000 per project

▪	Multi-managed funds – as negotiated based upon specific requirements

▪	Proxy – as negotiated based upon specific requirements

▪	Annual legal update – $15,000 per project

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s).This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements

▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

SEC Modernization Requirements

▪	Form N-PORT - $15,000 per year / per Fund

▪	Form N-CEN - $250 per year / per Fund

RIC Core Tax Services

▪	M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services RIC

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $5,000 per year

▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $1,000 per additional estimate

▪	State tax returns - (First two included in core services) – $1,500 per additional return

Optional Tax Services – (in addition to Standard Services)

Federal Tax Returns

▪	Prepare partnership federal income tax returns for master or standalone investment fund (up to 100 investors):

▪	$5,000 Prepare partnership federal income tax returns for feeder entity (up to 100 K-1s) – $2,000

▪	Prepare Federal and State extensions (If Applicable); Included in the return fees

▪	Prepare corporate federal tax returns and analysis for US blocker entities – $2,500 per blocker

▪	Prepare corporate federal tax returns and analysis for foreign blocker entities – $2,000 per blocker

▪	Prepare tax analysis for Special Purpose Vehicles (SPV’s) – $2,000 per SPV

▪	PFIC Statements: Additional $5,000 Per PFIC request

▪	Coordinate filings and help facilitate payments to federal and local governments (If Applicable); Included in the return fees

▪	Prepare K-1 estimates – $3,000 Per Estimate request

State Tax Returns

▪	Prepare state income tax returns for funds and blocker entities – $1,500 per state return

−	Sign state income tax returns – $2,000 per state return

−	Assist in filing state income tax returns – Included with preparation of returns

▪	State tax notice consultative support and resolution – $1,000 per fund

▪	Prepare New York Form IT- 204-LL – $250

Additional fee for Returns with over 100 investors to be added based on complexity.

Note Increase analysis due to side pocket allocation analysis may result in additional fees.

Note US Corporation preparation fees do not include 1099-DIV reporting.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs,(including Bloomberg, S&P, Moody’s, Morningstar, GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, tax e-filing, PFIC monitoring, wash sale reporting (Gainskeeper), retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services

Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule:

USBFS legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average.

Fees are calculated pro rata and billed monthly.

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